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                                                                    Exhibit 99.4


SUNRISE TECHNOLOGIES INTERNATIONAL, RECEIVES FORECLOSURE NOTICE FROM SILICON VALLEY BANK

FREMONT, CALIF., MARCH 8 /PRNEWSWIRE-FIRSTCALL/ -- SUNRISE
TECHNOLOGIES INTERNATIONAL INC. (SNRS) ANNOUNCED TODAY THAT THE COMPANY HAS RECEIVED FORECLOSURE NOTICE FROM SILICON VALLEY BANK. THE NOTICE REQUIRES SUNRISE TO REMEDY THE 3.5 MILLION DOLLAR NOTE BY MARCH 18, 2002. FAILURE TO DO SO WILL PROMPT THE BANK TO START THE FORECLOSURE PROCEEDINGS ON THE COMPANY ASSETS.

SUNRISE TECHNOLOGIES INTERNATIONAL, INC. IS A REFRACTIVE SURGERY COMPANY BASED IN FREMONT, CALIFORNIA, THAT HAS DEVELOPED HOLMIUM: YAG LASER-BASED SYSTEMS THAT UTILIZE A PATENTED PROCESS FOR SHRINKING COLLAGEN DEVELOPED BY DR. BRUCE SAND (THE "SAND PROCESS") IN CORRECTING OPHTHALMIC REFRACTIVE CONDITIONS.